UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

IRIDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IRIDEX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2026

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 12, 2026 (the “Annual Meeting”) at 8:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043.

The Annual Meeting will be held for the following purposes as more fully described in the attached formal meeting notice and proxy statement, including the appendices thereto and related materials (the “Proxy Statement”):

1.      To elect the five (5) directors named in the proxy statement to serve for the ensuing year or until their successors are elected and qualified (“Proposal One”);

2.      To ratify the appointment of BPM LLP as our independent registered public accounting firm for fiscal year 2026 ending January 2, 2027 (“Proposal Two”);

3.      To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Proposal Three”); and

4.      To transact such other business as may properly be brought before the meeting and any adjournment(s) or postponement(s) thereof.

Stockholders at the close of business on April 17, 2026 shall be entitled to notice of and to vote at the Annual Meeting. The date of this proxy statement is April 24, 2026 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 1, 2026 to stockholders of record as of April 17, 2026.

All stockholders are cordially invited to attend the meeting. The Internet Notice also provides instructions on how to vote via the Internet and how to receive a paper copy of our proxy materials by mail. The proxy statement and our annual report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your Internet Notice or proxy card. Any stockholder attending the Annual Meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the Annual Meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or investors@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,
/s/ Patrick Mercer
Mountain View, California	Patrick Mercer
April 24, 2026	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING WE URGE YOU TO
SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL.

i

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT PROXIES TO HAVE YOUR SHARES VOTED ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU SUBMITTED A PROXY BY THE INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE (AS DESCRIBED BELOW).

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The board of directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 12, 2026, at 8:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

The date of this proxy statement is April 24, 2026 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 1, 2026 to stockholders of record as of April 17, 2026. These proxy solicitation materials and the Annual Report on Form 10-K, filed as of April 2, 2026 for fiscal year 2025 ended January 3, 2026, including the consolidated financial statements (the “Form 10-K”), were first made available online, on or about April 24, 2026. We maintain a website at www.iridex.com. The information on our website is not a part of this proxy statement.

Record Date and Share Ownership

Stockholders at the close of business on April 17, 2026 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) or postponement(s) thereof. At the Record Date, 17,395,350 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding, and 600,000 shares of the Company’s Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) were issued and outstanding.

Internet Notice

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a proxy card. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Voting

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder and five votes for each share of Series B Preferred Stock held by such stockholder. Holders of Common Stock and Series B Preferred Stock are the only security holders of the Company entitled to vote at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

Registered Stockholders.    If shares of our Common Stock or Series B Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Internet Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.    If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Internet Notice was forwarded to you by that organization, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock in-person at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

By mail — Stockholders of record who received paper copies of our proxy materials may submit proxies by signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Street name stockholders may vote by following the instructions provided by their brokers, banks or nominees.

By Internet — Stockholders of record may submit proxies online by following the “Vote by Internet” instructions on their proxy cards or Internet Notice until 11:59 p.m., Eastern time, on June 11, 2026. Street name stockholders may be able to vote by accessing the web site specified in the voting instructions provided by their brokers, banks or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Stockholders of record who live in the United States or Canada may submit proxies by calling 1-800-652-VOTE (8683) and following the “Vote by Telephone” instructions on their proxy cards until 11:59 p.m., Eastern time, on June 11, 2026. Street name stockholders may be able to vote by phone by calling the number specified in the voting instructions provided by their brokers, banks or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Executive Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person by ballot.

Solicitation of Proxies

Proxies are solicited by and on behalf of our Board. Patrick Mercer, our President, Chief Executive Officer and Chief Operating Officer, and Scott Shuda, the Chairperson of our Board, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the Annual Meeting by a committee of our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing street name stockholders for their expenses in forwarding solicitation material to such street name stockholders. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, by telephone, by the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders having a majority of the votes which can be cast by the holders of all outstanding shares of capital stock entitled to vote must be present at the meeting, represented by a properly submitted proxy card, voted by telephone or voted by the Internet in order for a quorum to exist. The votes required for each proposal are as follows:

•        Proposal One will be decided by a plurality of the votes cast; and

•        Proposals Two and Three will each be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of the appointment of BPM LLP as the independent registered public accounting firm of the Company for fiscal year 2026 ending January 2, 2027; (iii) FOR the advisory vote to approve the compensation of the Company’s named executive officers; and (iv) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes on Proposals One, Two and Three, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the outcome of the vote on such matter. With respect to Proposals to Two and Three, abstentions will also be counted as present and entitled to vote with respect to the particular proposal and, accordingly, will have the same effect as a vote “AGAINST” the proposal. Additionally, with respect to Proposal One, abstentions will not be counted for purposes of determining the number of votes cast with respect to the proposal and accordingly will not affect the outcome of the vote on such matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, that organization may not have authority to vote your shares on your behalf. If you hold your Common Stock through a broker, bank or other nominee and you do not instruct it how to vote on Proposals One and Three, it will not have discretion to vote on your behalf and no votes will be cast on your behalf with respect to such Proposal(s), because such proposals are considered “non-routine”. Your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on Proposal Two, which is considered a “routine” matter.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at the 2027 annual meeting of stockholders and for inclusion in the Company’s proxy materials. Stockholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be directed to the Corporate Secretary, IRIDEX Corporation, at 1212 Terra Bella Avenue, Mountain View, California 94043, and must be received by December 25, 2026. The Company’s Amended and Restated

Bylaws (which we refer to as our “bylaws” in this proxy statement) require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than March 14, 2027 and not earlier than February 12, 2027.

Recommendation and Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and governance committee (the “Nominating and Governance Committee”). Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board Committees — Nominating and Governance Committee.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting” for stockholder proposals that are not intended to be included in a proxy statement.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K filed as of April 2, 2026 for fiscal year 2025 ended January 3, 2026, including the consolidated financial statements, is available to you on the Internet at www.iridex.com. The information on our website is not a part of this proxy statement. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K, filed as of April 2, 2026 for fiscal year 2025 ended January 3, 2026, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K filed as of April 2, 2026, for fiscal year 2025 ended January 3, 2026 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous paragraph, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

The Internet Notice, these proxy solicitation materials, and the Form 10-K, are available at www.edocumentview.com/irix. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Mercer, the Company’s President, Chief Executive Officer and Chief Operating Officer, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

Our Chief Executive Officer is responsible for (i) setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, (ii) assisting the Board in its fundamental role of providing advice to and oversight of management, and (iii) together with the Chairperson of the Board, setting the agenda for Board meetings.

Scott Shuda serves as the Chairperson of the Board. The Board believes that maintaining a chairperson position held by an independent director ensures that our outside directors remain independent of management and provide objective oversight of our business and strategy. The Chairperson oversees Board meetings. Other responsibilities of the Chairperson include: preside at all Board meetings; provide input to the Chief Executive Officer, as is necessary or appropriate, with respect to the agendas for meetings of the Board and its committees; call meetings of independent directors, as necessary; preside at executive sessions of independent directors; communicate feedback from executive sessions of independent directors to management; advise with respect to the quality, quantity and timeliness of the flow of information from Company management to the independent directors as is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; advise on the retention of advisors and consultants who report directly to the Board; be available for consultation and communication with significant stockholders, as reasonably requested; coordinate the assessment of Board Committee structure, organization, and charters, and evaluate the need for any changes; receive messages from stockholders wishing to communicate directly with the non-management directors and facilitate an appropriate response; participate in Board candidate interviews, as appropriate; facilitate discussions among independent directors on key issues and concerns outside of Board meetings; and have such other duties as the Board may delegate to assist in meeting its responsibilities.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board has established policies and processes for assessing, identifying, and managing material risks from cybersecurity threats, and has integrated these processes into our overall risk management systems.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the audit committee of the Board (the “Audit Committee”) focuses on financial risk, including internal controls, and has oversight responsibility for risks and incidents relating to cybersecurity threats, including compliance with disclosure requirements, cooperation with law enforcement. The Audit Committee reports its findings and recommendations to the Board for consideration. The compensation committee of the Board (the “Compensation Committee”) strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Nominating and Governance Committee oversees risks relating to our Board composition.

The Board, with assistance from the Compensation Committee, oversees the Company’s human capital resources objectives, including identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Most recently, the Board created the strategy and budget committee of the Board (the “Strategy and Budget Committee”) to have primary responsibility for developing, assessing and reviewing the Company’s operating plan and budget, the Company’s product research and development plans, and to conduct prior review of material investor communications, subject to the oversight, review and approval of the full Board.

Board Meetings and Committees

The Board held a total of 11 meetings (including regularly scheduled and special meetings) during fiscal year 2025 ended January 3, 2026. No directors serving during fiscal year 2025 attended fewer than 75% of the aggregate of all meetings of the Board and committees of the Board upon which such director served.

Board Committees

During fiscal year 2025, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategy and Budget Committee. Most recently, on April 16, 2025, the Board approved the reconstitution of the committees and the formation of the Strategy and Budget Committee.

Audit Committee.    The Audit Committee of the Board currently consists of Ms. Huss and Messrs. Moore and Chen. Mr. Moore serves as the Chairperson of the Audit Committee. The Audit Committee held five meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC and that Mr. Chen is an “audit committee financial expert” as defined in rules of the SEC. Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent registered public accounting firm, pre-approving audit and non-audit services to be provided by the independent registered public accounting firm, and reviewing the Company’s financial statements. The Audit Committee has adopted a written charter approved by the Board, which was amended in May 2020, a copy of which is available on our website at www.iridex.com.

Compensation Committee.    The Compensation Committee of the Board currently consists of Ms. Huss and Messrs. Moore and Shuda. Ms. Huss serves as the Chairperson of the Compensation Committee. The Compensation Committee held five meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Nominating and Governance Committee.    The Nominating and Governance Committee of the Board currently consists of Ms. Huss and Messrs. Moore and Shuda. Mr. Shuda serves as the Chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee held three meetings during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and election of Board members. Our Board and Nominating and Governance Committee discuss possible candidates for election. Following such discussion, the Nominating and Governance Committee considers and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters — Stockholder Recommendations for Nominations to the Board of Directors” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Strategy and Budget Committee.    The Strategy and Budget Committee of the Board currently consists of Ms. Huss and Messrs. Chen, Moore and Shuda. Mr. Chen serves as the Chairperson of the Strategy and Budget Committee. The Strategy and Budget Committee was recently created in 2025 and has held three meetings during the last fiscal year. Among other things, the Strategy and Budget Committee has primary responsibility for developing, assessing and reviewing the Company’s operating plan and budget, the Company’s product research and development plans, and to conduct prior review of material investor communications, subject to the oversight, review and approval of the full Board.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders as part of the Board Governance Guidelines. The Company’s policy is that it encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. Messrs. Mercer, Shuda and Moore attended the Company’s 2025 annual meeting of stockholders.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have experience with one or more publicly traded national or multinational companies and should have achieved a high level of distinction in their fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•        In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and other commitments, and (3) such other factors as the Nominating and Governance Committee may consider appropriate. Diversity with respect to professional background, education and skill set, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board are some of the numerous criteria that the Nominating and Governance Committee considers when reviewing potential candidates. For more information about how our Nominating and Governance Committee reviews and assesses director criteria, please see the Nominating and Governance Committee Charter, a copy of which is available on our website at www.iridex.com.

•        While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness, and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•        In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any such firm.

•        With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee may do any of the following when considering a candidate for the Board: review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•        The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•        After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

Communications with the Board of Directors

Any stockholder who desires to contact our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Board by writing to: Board of Directors, c/o Chairperson, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Corporate Governance Guidelines

Our Board is committed to maintaining the highest standards of board leadership and corporate governance at the Company. The Board has adopted Board Governance Guidelines based on the recommendation of its Nominating and Governance Committee. The Board Governance Guidelines were adopted to further the Board’s goal of providing effective governance of the Company’s business for the long-term benefit of the Company’s stockholders, employees, and customers. These Board Governance Guidelines set forth policies concerning overall governance practices for the Board and address leadership, succession planning, director independence, committees, and other responsibilities.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our website at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

Insider Trading Policy and Compliance

The Company has adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, consultants, contractors and advisors of the Company, and other covered persons that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our Board of Directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

PROPOSAL ONE — ELECTION OF DIRECTORS

Composition of the Board

Our Board is currently comprised of five members. Our Board consists of a single class of directors, each with one-year terms. Each director elected at the Annual Meeting will serve until the next annual meeting of stockholders or until such director’s successor has been elected and qualified.

Nominees

The Nominating and Governance Committee has nominated five (5) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director or that any additional persons will be nominated at the Annual Meeting.

The names of, and certain information regarding, the nominees, as of April 17, 2026, are set forth below.

Name of Nominee	Age	Principal Position at Company	Director Since
Patrick Mercer	54	President, Chief Executive Officer and Chief Operating Officer	2024
Beverly A. Huss(1)(2)(4)(5)(6)	66	Director	2022
Scott Shuda(1)(4)(5)(6)	60	Director	2019
William Moore(1)(2)(4)(5)(6)(7)	77	Director	2025
Yu-Hao “Nick” Chen(1)(2)(3)(6)(7)	45	Director	2025

____________

(1)      The Board has made the affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.

(2)      Member of the Audit Committee.

(3)      Audit Committee financial expert as defined in the rules of the SEC.

(4)      Member of the Compensation Committee.

(5)      Member of the Nominating and Governance Committee.

(6)      Member of the Strategy and Budget Committee

(7)      Pursuant to the Investor Rights Agreement and as recommended by Novel, a shareholder beneficially owning more than 5% of the Company’s Common Stock, our Board nominated William Moore and Nick Chen as two of our five directors at the 2025 Annual Meeting.

Director Nominees

Patrick Mercer currently serves as the President, Chief Executive Officer and Chief Operating Officer of the Company. He has served as a director of the Company since November 2024, as President since October 2024, Chief Executive Officer since November 2024 and as our Chief Operating Officer since September 2018. Prior to joining the Company, Mr. Mercer served as Chief Operating Officer at TrackNet from May 2017 until September 2018, and as Vice President of Manufacturing at RODO Medical, Inc. from May 2015 to May 2017. Mr. Mercer also held positions at Dfine, Inc., HemoSense Inc., Revivant Corporation (acquired by Zoll Medical Corp.), and Stryker Corporation. Mr. Mercer earned his BS in Electrical Engineering and Computer Engineering from the University of Alabama.

Mr. Mercer has extensive experience in the medical device industry. Mr. Mercer’s executive management background, including the past six years as Iridex’s Chief Operating Officer, provide him with the necessary skills to serve as our President, Chief Executive Officer, Chief Operating Officer and on our Board.

Beverly A. Huss has served as a director of the Company since March 2022. She has served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions from January 2021 until June 2022. Ms. Huss was President and Chief Executive Officer at a start-up medical device company, Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, including, President, Endovascular Solutions, and Vice President, Global Marketing, Vascular Intervention, and Vice President of the Stent Business Unit. Ms. Huss currently serves on the board of directors of Accuray Incorporated, a publicly-held radiation oncology company (compensation chair), InfuSystem Holdings (compensation chair), a provider of services related to biomedical equipment, Clarius Mobile Health, a privately held, ultrasound device company and Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments. Her prior public company board experience includes Artes Medical, Inc., Coala-Life Group AB, Wright Medical Group N.V. Dade Behring Holdings, Inc. and Vicarious Surgical, Inc. Ms. Huss holds a B.S. in Metallurgical Engineering from the University of Illinois and a M.S. in technology management from Pepperdine University. Ms. Huss holds a National Association of Corporate Directors (NACD) certification.

Ms. Huss is independent and, as a former chief executive officer with more than 30 years of management experience in the medical device industry, and a current and former member of several public and private company boards for two decades, Ms. Huss brings to the Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance. Her education and experience make her qualified to serve on our Board.

Scott Shuda is independent and has served as our Chairperson since June 2021 and has served as a director of the Company since April 2019. Mr. Shuda has been a member of the board of directors of InfuSystem, a provider of services related to biomedical equipment, since September 2016, and served as chairperson on the board of InfuSystem from December 2018 until May 2025. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda previously served on our Board, from December 2012 to April 2017. Mr. Shuda holds both a Juris Doctor degree and a Master’s degree in Business Administration from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 30 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s experience has given him the necessary skills and functional understanding to serve on our Board.

William Moore has served as a director of the Company since March 2025. Mr. Moore previously served as our Chief Executive Officer from August 2012 through May 2019, a member of the Board from September 2007 through May 2019, a member of our Compensation Committee from 2007 through 2010 and as Chairman of our Nominating and Governance Committee from 2009 through 2012. Mr. Moore was a co-founder and also served on the board of directors of Natus Medical Incorporated (“Natus”) from 1990 until June 2018. Natus is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore holds a B.S. degree in Business from the University of Utah.

Mr. Moore is independent and brings to the board institutional and historic operational experience, including past service on the boards of directors of five public companies and service on audit, compensation and nominating and governance committees, as well as over 30 years of experience in the healthcare industry, including in medical devices and ophthalmics. Mr. Moore’s experience has given him the necessary skills and functional understanding to serve on our Board.

Nick Chen has served as a director of the Company since March 2025. Mr. Chen is currently and has been the Chief Operating Officer of Clinico Group (“Clinico”), a medical device-based company focused on the distribution and retail of medical devices, since April 2024. Mr. Chen was also the Chief Financial Officer of Clinico from February 2020 through February 2021 and has been the Chief Financial Officer for 85 Degrees Café and Everfine Industrial Co., Ltd. Mr. Chen also worked for Deloitte, a certified public accounting and advisory firm, for eight years. Mr. Chen holds a Bachelor’s degree in Business Administration from the National Chung Kung University and a Master’s degree in Accountancy from the University of Glasgow.

Mr. Chen is independent and brings to the board 20 years of experience in the financing and accounting industry. Mr. Chen’s experience as a Chief Operating Officer of a medical device company brings in-depth expertise overseeing complex enterprises and extensive financial management experience to our Board.

Required Vote

Directors in our Company are elected by a plurality of the votes cast on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the five director nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed BPM LLP (“BPM”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company for fiscal year 2026 ending January 2, 2027 and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accounting firm for fiscal year 2025 ended January 3, 2026. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the ratification of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years

The following table presents fees (in thousands) for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal year 2025 ended January 3, 2026 and fiscal year 2024 ended December 28, 2024.

	Fiscal Year 2025 ($)		Fiscal Year 2024 ($)
Audit Fees(1)	595	(2)	636	(3)
Audit-Related Fees(4)	19		18
Tax Fees(5)	—		—
All Other Fees(6)	—		—
Total	614		654

____________

(1)      Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)      Includes $10 in related fees for professional services rendered in fiscal year 2025, which were billed in fiscal year 2026

(3)      Includes $86 in related fees for professional services rendered in fiscal year 2024, which were billed in fiscal year 2025.

(4)      This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” Audit-Related Fees include the audit of the IRIDEX Corporation Profit Sharing 401(k) Plan Trust.

(5)      “Tax Fees” consists of fees billed for professional services for tax compliance, tax advice and tax planning. Our Company did not engage BPM to perform tax-related services for the Company.

(6)      “All Other Fees” — Our Company did not engage BPM to perform services not covered by the preceding three categories.

Auditor Independence

For fiscal year 2025 ended January 3, 2026, there were no other professional services provided by BPM that would have required our Audit Committee to consider their compatibility with maintaining the independence of BPM.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, management may use its principal independent registered public accounting firm for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. BPM did not provide any non-audit services for the Company in fiscal years 2025 or 2024.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve the ratification of the appointment of BPM. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect. Brokers have discretion to vote on this proposal absent voting instructions from the beneficial holder because this proposal is considered “routine”.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF BPM LLP

PROPOSAL THREE — ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation — Executive Officer Compensation,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AUDIT COMMITTEE REPORT

General

The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2025 ended January 3, 2026, together with the notes thereto, with management, which has primary responsibility for the consolidated financial statements. BPM, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has reviewed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission, including a discussion with management and the independent registered public accounting firm about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the transparency of disclosures in the Company’s consolidated financial statements.

In addition, the Audit Committee reviewed and discussed with BPM matters related to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from BPM to the Audit Committee required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence. The Audit Committee concluded that BPM is independent from the Company and its management.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K filed as of April 2, 2026 for fiscal year 2025 ended January 3, 2026 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
William Moore (Chairperson)
Beverly A. Huss
Nick Chen

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 1, 2026.

Name	Age	Position
Patrick Mercer	54	President, Chief Executive Officer and Chief Operating Officer
Romeo Dizon	68	Chief Financial Officer
Bassem BouHabib	50	Senior Vice President of International Sales and Business Development

For Mr. Mercer’s biography, see “Proposal One — Election of Directors — Nominees” above.

Romeo Dizon has served as our Chief Financial Officer since March 2025. Mr. Dizon previously served as the Company’s Vice President of Finance from April 2019 to March 2020. Mr. Dizon has over 35 years of financial management experience, primarily with technology companies. Mr. Dizon served as Chief Financial Officer for Atlas Lifttech, Inc. from 2020 to 2023. Prior to that, he worked for the Company from 2008 to 2020, serving in various times as its Controller, VP Finance and Interim Chief Financial Officer. Mr. Dizon also served as Director of Internal Audit at Intervideo, Inc., before its acquisition by Corel and served in various senior finance management roles at Fortel, Inc., formerly Zitel Corporation where he served as the Chief Financial Officer from 2000 through 2004. Mr. Dizon began his career at Touche Ross & Co. Mr. Dizon holds a B.S. in Accounting from Southern Illinois University, Carbondale.

Bassem BouHabib has served as our Senior Vice President of International Sales and Business Development since January 2026, following a promotion in January 2026 from his prior role as Vice President of International Sales. Mr. BouHabib has been with our Company since 2012, progressively advancing through key leadership roles including Area Sales Manager, International Sales Manager, Director of Sales, and Vice President of International Sales. Prior to joining Iridex, Mr. BouHabib served as Regional Manager for Topcon Corporation — Japan, where he led sales, service, and business development activities across the Middle East and Africa region. During his tenure at Topcon, he also founded and served as a member of the Eyecare Global Marketing Group. Additionally, he founded and continues to serve as a board member of Solmed, a leading distributor of innovative medical devices in Lebanon and the broader Middle East. Mr. BouHabib completed the Advanced Management Program (AMP 206) at Harvard Business School — Boston in 2024. He also holds an Executive MBA from ESCP Business School — Paris and École Supérieure des Affaires — Beirut, and a Master of Science in Electrical Engineering with a minor in Biomedical Engineering from the University of Balamand — Lebanon.

With nearly three decades of experience in the medical device sector, Mr. BouHabib brings extensive expertise in international sales and marketing, strategic market development, executive leadership, and commercial operations. Mr. BouHabib’s broad global experience positions him to drive global growth initiatives, commercial expansion, and operational excellence at Iridex.

EXECUTIVE COMPENSATION

Executive Compensation Program Philosophy and Process

We believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting the long-term value of our Company. Therefore, the goals for our executive compensation program are to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals, and promote the closer alignment of our executives’ long-term interests with those of our stockholders. We believe that our executive compensation program satisfies these goals and is strongly aligned with the long-term interests of our stockholders. Moreover, we believe that the structure of our executive compensation program, in rewarding the achievement of annual operating goals and emphasizing long-term stockholder value creation over short-term operating results, has benefited our Company and our stockholders by focusing on growing our core business.

Compensation Objectives and Philosophy

Our compensation philosophy is designed to attract, retain, motivate and reward highly qualified executives who contribute to the success of the Company and its stockholders. To achieve these goals, we strive to provide a comprehensive compensation package for each of our named executive officers that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. We also incorporate equity-based incentives into our overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

The Compensation Committee of the Board establishes the overall executive compensation strategies of the Company and approves compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and certain consultants of the Company. In addition, each named executive officer’s individual compensation and eligibility for participation in the Company’s annual cash bonus incentive program is reviewed by the Compensation Committee and adjustments are made based upon an assessment of individual performance and potential to enhance long-term stockholder value.

The Compensation Committee consists of Ms. Huss and Messrs. Moore and Shuda. Ms. Huss serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an independent member of the Board, and no members have interlocking relationships as defined by the SEC.

The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

Executive Officer Compensation

In order to achieve the objectives of our executive officer compensation program to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, we provide compensation to our named executive officers generally in the form of base salary, annual cash bonus incentives, long-term equity incentive compensation, and various benefits generally available to employees of the Company.

Our named executive officers for fiscal year 2025 consisted of our principal executive officer, our former interim principal financial officer and accounting officer, our current principal financial and accounting officer, and our senior vice president of international sales and business development, as follows:

•        Patrick Mercer, our President, Chief Executive Officer and Chief Operating Officer;

•        Fuad Ahmad, our former Interim Chief Financial Officer;

•        Romeo Dizon, our Chief Financial Officer; and

•        Bassem BouHabib, our Senior Vice President of International Sales and Business Development.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In March 2025, the Board appointed Romeo Dizon as the Company’s Chief Financial Officer. As approved by the Compensation Committee, Mr. Dizon’s base salary was $300,000. In determining salaries of executive officers other than the Chief Executive Officer, the Compensation Committee also generally takes into account the Chief Executive Officer’s recommendations, the individual’s experience, contributions to corporate goals, and the Company’s performance. In December 2025, the Compensation Committee reviewed the base salaries for the Company’s executive officers and increased Mr. Mercer’s base salary, effective January 2026, by 17.6% from $370,800 to $450,000, to align with other peer companies. Additionally, Mr. Dizon’s base salary increased by 3% from $300,000 to $309,000 and Mr. BouHabib’s base salary increased by 5% from $246,036 to $258,338, each effective January 2026. Mr. Ahmad’s cash compensation was determined as described further below.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s named executive officers and management as a team to achieve annual performance goals supporting the creation of stockholder value, using more immediate measures for performance than those reflected in the appreciation in value of stock options or other equity awards that vest (and for which the value, if any, is realized) over multiple years.

2025 Short-Term Incentive Plan

In March 2025, upon recommendation and approval by the Compensation Committee, the Board approved the Company’s 2025 Short-Term Incentive Plan (the “2025 STI Plan”), which was modified from prior STI Plans by switching from yearly to quarterly bonus opportunities based upon the achievement of certain objectives, as an incentive to retain key employees and to continue to focus on executing milestones each quarter. Messrs. Mercer, Dizon and BouHabib participated in the 2025 STI Plan for achievement of profit, operating expenses and operating income goals, which applied to all 2025 STI Plan participants. The maximum amount payable under the 2025 STI Plan for each of Messrs. Mercer, Dizon and BouHabib was $385,632, $264,000 and $177,146, respectively. Each of Messrs. Mercer’s, Dizon’s and BouHabib’s award under the 2025 STI Plan was subject to the Company’s achievement of certain corporate objectives, including certain sales and financial goals.

The following table shows the target bonus opportunities for our named executive officers who participated in the 2025 STI Plan:

Named Executive Officer	FY 2025 Target Bonus Opportunity ($)	FY 2025 Target Bonus as Percentage of Base Salary (%)
Patrick Mercer	241,020	65
Romeo Dizon	165,000	55
Bassem BouHabib	110,716	45

The following table provides information concerning the aggregate quarterly target bonus payout under the 2025 STI Plan, as a percentage of each respective executive officer’s target bonus opportunity, based on performance thresholds, for fiscal year 2025:

	Sales Goals (%)	Gross Profit Goals (%)	Operational Goals (%)	Total (%)
Target Performance				Target
Patrick Mercer	33	33	34	100
Romeo Dizon	33	33	34	100
Bassem BouHabib	33	33	34	100

Threshold Performance				Threshold
Patrick Mercer	16.5	16.5	10	43
Romeo Dizon	16.5	16.5	10	43
Bassem BouHabib	16.5	16.5	10	43

Maximum Performance				Maximum
Patrick Mercer	52.8	52.8	54.4	160
Romeo Dizon	52.8	52.8	54.4	160
Bassem BouHabib	52.8	52.8	54.4	160

Actual Performance Attained				Attained
Patrick Mercer	39.5	23.7	36.3	99.5
Romeo Dizon	39.5	23.7	36.3	99.5
Bassem BouHabib	39.5	23.7	36.3	99.5

The corporate objectives for 2025 were weighted at 100%, of Mr. Mercer’s, Mr. Dizon’s and Mr. BouHabib’s target bonus opportunity, respectively. Attainment below the threshold performance would result in no payout for the portion allocated to a particular goal.

In 2025, Messrs. Mercer, Dizon and BouHabib received quarterly bonuses solely based on the achievement of certain quarterly objectives. In May, August and November 2025 and March 2026, the Compensation Committee reviewed the extent of attainment of the corporate objectives for Q1, Q2, Q3 and Q4 2025, respectively. This resulted in Mr. Mercer receiving and earning a bonus equal to an aggregate $289,265 for awards based solely on the achievement of certain quarterly objectives throughout the fiscal year. Mr. Dizon received and earned an award equal to an aggregate of $131,101 for awards solely based on the achievement of certain quarterly objectives throughout the fiscal year. Mr. BouHabib received and earned an award equal to an aggregate of $109,199 for awards solely based on the achievement of certain quarterly objectives throughout the fiscal year. Messrs. Mercer, Dizon and BouHabib’s bonuses for Q4 2025 were paid in April 2026.

For fiscal year 2026, the Compensation Committee approved the target bonus opportunity for each of Messrs. Mercer, Dizon and BouHabib to be 75%, 55% and 45% of their base salary, respectively.

Stock Grants/Awards

We provide long-term incentives to executives through a value-based grant of equity awards under the 2008 Equity Incentive Plan (the “2008 EIP”). The Compensation Committee (or in certain cases, the Board) determines the value of these equity awards after considering a number of factors, including for example corporate performance, individual criticality, competitive market data, the number of unvested shares held at the time of grant, the fixed total value for each executive, the available share reserve, and any other factors that the Compensation Committee (or Board, as applicable) may deem relevant. Stock options, restricted stock units (“RSUs”) or other stock-based awards are granted to executive officers and other employees under the 2008 EIP. These stock options, RSUs or other stock-based awards are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options, RSUs and other stock-based awards generally vest over a three-year period, based on the service provider’s continued employment with the Company. Factors considered in granting stock options, RSUs and other stock-based awards to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and any other factors deemed relevant by the Compensation Committee. The Company views stock options, RSUs and other stock-based awards as an important component of long-term compensation for executive officers because the Compensation Committee believes that these awards motivate executive officers to manage the Company in a manner that is more closely aligned with the interests of stockholders.

2025 Awards

For 2025, the Board approved grants of time-based stock options and RSUs to Mr. Mercer covering 111,240 and 33,370 shares of our Common Stock, respectively, each effective as of June 13, 2025 and with time-based vesting. In addition, the Board approved time-based stock options to Mr. Dizon covering 53,000 and 75,000 shares of our Common Stock, effective March 25, 2025 and June 13, 2025, respectively, and a RSU covering 22,500 shares of our Common Stock effective June 13, 2025. In addition, the Board approved grants of time-based stock options and RSUs to Mr. BouHabib covering 36,905 and 11,070 shares of our common stock on June 13, 2025, respectively, as well as time-based stock options and RSUs covering 10,000 and 2,768 shares of our Common Stock, effective on August 7, 2025, respectively.

No awards were granted to Mr. Ahmad in fiscal year 2025. Mr. Ahmad’s fiscal year 2025 compensation instead was determined as described further below.

Additional information regarding each of Mr. Mercer’s, Mr. Dizon’s and Mr. BouHabib’s stock option grants and RSU awards, as applicable, are set forth in the table below titled “Outstanding Equity Awards at 2025 Fiscal Year-End.”

2008 Equity Incentive Plan

We maintain the 2008 EIP, which provides for the grant of the following types of equity awards: (i) stock options; (ii) restricted stock; (iii) RSUs; (iv) performance shares; (v) performance units; (vi) stock appreciation rights; and (vii) other stock or cash awards. Our 2008 EIP was most recently amended in 2025, as approved by our Board in April 2025 and by our stockholders in June 2025. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board may administer the 2008 EIP.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans generally available to our employees, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) Plan, in each case generally on the same basis as other employees, subject to the terms of such plan and any applicable law.

401(k) Plan

The Company sponsors a 401(k) Plan under which each eligible employee may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. Employee pre-tax contributions to the 401(k) Plan are fully vested and not forfeitable. The Company maintains a discretionary Company matching contribution of 50% of employee contributions, up to $115 per pay period, to a maximum of $3,000 per year. All full-time employees who have attained age 18 are eligible to participate in the 401(k) Plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the 401(k) Plan. All employee contributions are fully vested and not forfeitable. Employer discretionary matching contributions are subject to a five-year graded vesting schedule.

Compensation Arrangement for Interim Chief Financial Officer

In connection with Mr. Ahmad’s appointment as the Company’s Interim Chief Financial Officer in November 2020, the Company amended its consulting agreement with FLG Partners (the “FLG Consulting Agreement”). For 2025, the Company paid a total of $133,200 for Mr. Ahmad’s services. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice. Given such arrangement, Mr. Ahmad did not participate in the Company’s 2025 STI Plan or receive any Company equity awards for 2025. On March 19, 2025, in connection with the closing of the Novel transaction, Mr. Ahmad resigned as the Company’s Interim Chief Financial Officer and Mr. Dizon was appointed as the Company’s Chief Financial Officer. Despite Mr. Ahmad’s resignation, we have not terminated the FLG Consulting Agreement, which will be used only on an as needed basis.

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers, for services rendered to us in all capacities during fiscal years ended 2025 and 2024.

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Patrick Mercer	2025		384,647	(4)		31,368	68,969	289,265	(5)	127,651	901,900
President, Chief Executive Officer and Chief Operating Officer	2024	(6)	359,622	(7)	—	582,800	—	161,447	(8)	2,773	1,106,642
David I. Bruce Former President and Chief Executive Officer	2024	(6)	324,086	(8)	—	—	—	190,627	(9)	50,224	564,938
Romeo Dizon Chief Financial Officer	2025	(10)	276,923	(11)		21,150	93,670	131,101	(12)	3,370	526,214
Fuad Ahmad	2025	(10)	133,200		—	—	—	—		—	133,200
Former Interim Chief Financial Officer	2024		868,810	(13)	—	—	—	—		—	868,810
Bassem BouHabib	2025		248,086	(14)	—	13,893	35,481	109,199	(15)	144,175	550,834
Senior Vice President of International Sales and Business Development	2024		237,130	(16)	—	75,600	35,481	99,032	(17)	117,545	529,307

____________

(1)      Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K, filed April 2, 2026, for the fiscal year ended January 3, 2026, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      Represents payments calculated in accordance with the terms of our 2025 STI Plan or 2024 STI Plan, is described above under “Executive Compensation — Executive Officer Compensation — 2025 Short-Term Incentive Plan.”

(3)      “All Other Compensation” consists of (i) the value of life insurance premiums paid by the Company for 2025, $883 with respect to Mr. Mercer and $3,371 with respect to Mr. Dizon; (ii) 401(k) matching contributions made by the Company to Mr. Mercer for $1,380; (iii) tax withholding obligations by the Company in 2025 in connection with vesting of RSUs, $125,388 with respect to Mr. Mercer and $20,365 with respect to Mr. BouHabib and (iv) sales commission of $111,210 paid to Mr. BouHabib.

(4)      Includes $14,262 in salary earned in 2025 but was paid in 2026. Mr. Mercer’s salary earned in 2025 reflects a pro-rated annual salary of $370,385.

(5)      Mr. Mercer’s $79,756 of Nonequity Incentive Plan Compensation was earned in 2025 but paid in 2026. For more information on Mr. Mercer’s Nonequity Incentive Plan Compensation, please see the discussion in “Executive Compensation — Executive Officer Compensation — 2025 Short-Term Incentive Plan” above.

(6)      Mr. Bruce was replaced by Mr. Mercer in October 2024 as the Company’s President and Chief Executive Officer.

(7)      Includes $6,923 in salary earned in 2024 but was paid in 2025. Mr. Mercer’s salary earned in 2024 reflects a pro-rated annual salary of $352,699.

(8)      Mr. Mercer’s $97,784 of Nonequity Incentive Plan Compensation was earned in 2024 but paid in 2025.

(9)      Includes $7,792 in salary earned in 2024 but paid in 2025. Mr. Bruce’s salary earned in 2024 reflects a pro-rated annual salary of $405,183.

(10)    Mr. Ahmad was replaced by Mr. Dizon in March 2025 as the Company’s Chief Financial Officer.

(11)    Includes $11,538 in salary earned in 2025 but was paid in 2026. Mr. Dizon’s salary earned in 2025 reflects a pro-rated annual salary of $265,385.

(12)    Mr. Dizon’s $54,615 of Nonequity Incentive Plan Compensation was earned in 2025 but paid in 2026. For more information on Mr. Dizon’s Nonequity Incentive Plan Compensation, please see the discussion in “Executive Compensation — Executive Officer Compensation — 2025 Short-Term Incentive Plan” above.

(13)    Includes $6,923 in cash compensation earned in 2024 but paid in 2025 in connection with the FLG Consulting Agreement. For more information on Mr. Ahmad’s compensation arrangements, please see the discussion in “Executive Compensation — Executive Officer Compensation — Compensation Arrangement for Interim Chief Financial Officer.”

(14)    Includes $2,050 in salary earned in 2025 but was paid in 2026. Mr. BouHabib’s salary earned in 2025 reflects a pro-rated annual salary of $246,036.

(15)    Mr. BouHabib’s $36,647 of Nonequity Incentive Plan Compensation was earned in 2025 but paid in 2026. For more information on Mr. BouHabib’s Nonequity Incentive Plan Compensation, please see the discussion in “Executive Compensation — Executive Officer Compensation — 2025 Short-Term Incentive Plan” above.

(16)    Mr. BouHabib’s salary earned in 2024 reflects a pro-rated annual salary of $238,870.

(17)    Mr. BouHabib’s $21,230 of Nonequity Incentive Plan Compensation was earned in 2024 but was paid in 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table shows, with respect to each of our named executive officers, the number of shares subject to stock options exercisable and unexercisable and the number of shares subject to RSUs that have not vested as of the end of fiscal year 2025.

Name	Option Awards							Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)		Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Patrick Mercer	6/6/19	40,000	—	5.04		6/6/29	(4)	—		—
	10/22/19	19,000	—	2.25	(5)	10/22/26	(4)	—		—
	9/3/20	69,000	—	2.13	(6)	9/3/27	(4)	—		—
	8/5/21	35,510	—	6.58		8/5/28	(4)	—		—
	10/27/22	72,218	—	2.28		10/27/29	(4)	—		—
	9/19/23	76,659	38,341	2.13		9/19/30	(7)	—		—
	5/22/24	—	—	—		—		80,004	(8)	93,604.68
	11/7/24	—	—	—		—		133,340	(9)	156,007.80
	6/13/25	—	111,240	0.94		6/13/32	(10)	—		—
	6/13/25	—	—	—				33,370	(11)	39,042.90
Bassem BouHabib	10/22/19	13,000	—	2.25	(5)	10/22/26	(4)	—		—
	9/3/20	38,000	—	2.13	(6)	9/3/27	(4)	—		—
	8/5/21	27,470	—	6.58		8/5/28	(4)	—		—
	10/27/22	37,520	—	2.28		10/27/29	(4)	—		—
	9/19/23	39,996	20,004	2.13		9/19/30	(7)
	8/14/24	—	—	—		—		26,668	(12)	31,201.56
	6/13/25	—	36,905	0.94		6/13/32	(10)
	6/13/25							11,070	(11)	12,951.90
	8/7/25	—	10,000	1.26		8/7/25	(13)
	8/7/25							2,768	(14)	3,238.56
Romeo Dizon	3/25/25	—	53,000	0.89		3/25/32	(15)
	6/13/25	—	75,000	0.94		6/13/32	(10)
	6/13/25							22,500	(11)	26,325.00

____________

(1)      Unless otherwise indicated, stock options were granted at an exercise price per share equal to the fair market value of a share of Common Stock, as determined by reference to the closing price reported on The Nasdaq Capital Market on the grant date.

(2)      Stock options held by our named executive officers may terminate before their expiration dates if the executive’s status as a service provider is terminated, including in connection with the executive’s death or disability.

(3)      This amount reflects the fair market value of our Common Stock of $1.17 per share as of January 2, 2026 (the last business day of fiscal year 2025), multiplied by the amount shown in the column for the Number of Shares or Units of Stock that have not vested.

(4)      The stock options listed are fully vested and may be exercised in full.

(5)      This stock option was granted at an exercise price of $2.25 per share, which was equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant.

(6)      This stock option was granted at an exercise price of $2.13 per share, which was equal to the average closing price of the Company’s Common Stock during the 30-day trading period preceding the date of grant.

(7)      Shares subject to the option vest as to one-third of the total number of shares on June 30, 2024 and each one-year anniversary thereafter, in each case subject to our named executive officer continuing as a service provider through the applicable vesting date.

(8)      One-third of the total number of shares subject to the award of RSUs vest on May 22, 2025 and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(9)      One-third of the total number of shares subject to the award of RSUs vest on October 1, 2025 and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(10)    Shares subject to the option vest as to one-third of the total number of shares on June 13, 2026 and each one-year anniversary thereafter, in each case subject to our named executive officer continuing as a service provider through the applicable vesting date.

(11)    One-third of the total number of shares subject to the award of RSUs vest on June 13, 2026 and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(12)    One-third of the total number of shares subject to the award of RSUs vest on August 14, 2025, and each one-year anniversary thereafter, in each case subject to our named executive officer continuing as a service provider through the applicable vesting date.

(13)    One-third of the total number of shares subject to the award of RSUs vest on August 7, 2026 and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(14)    Shares subject to the option vest as to one-third of the total number of shares on August 7, 2026 and each one-year anniversary thereafter, in each case subject to our named executive officer continuing as a service provider through the applicable vesting date.

(15)    Shares subject to the option vest as to one-fourth of the total number shares subject to the stock option on March 16, 2026 and one forty-eighth of the shares subject to the stock option shall vest each month thereafter, subject to our named executive officer continuing as a service provider through the applicable vesting date.

Change in Control Severance Agreements with Messrs. Mercer and Dizon

We previously entered into Change in Control Severance Agreements with Mr. Mercer in 2019. In October 2024, we entered into Amended and Restated Change in Control Severance Agreements with Mr. Mercer and in March 2025 we entered into a Change in Control Severance Agreement with Mr. Dizon. It is expected that from time to time the Company will consider the possibility of an acquisition by another company or other type of change in control. We recognize that such consideration can be a distraction to our named executive officers and can cause them to consider alternative employment opportunities. We believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, provide such individuals with an incentive to continue employment and motivate them to maximize our value upon a change in control for the benefit of stockholders, and provide such individuals with enhanced financial security. The Change in Control Severance Agreements, and the potential severance benefits payable thereunder to our named executive officers under specified circumstances, do not affect the Compensation Committee’s decisions regarding other elements of compensation. The Change in Control Severance Agreements for Messrs. Mercer and Dizon are described in further detail below.

Termination Within the Change in Control Context

If, within twelve months following a Change in Control (as defined below) or at any time prior to a Change in Control if such termination is effected at the request of any successor to the Company, such executive terminates his employment with the Company for Good Reason (as defined below), or the Company terminates such executive’s employment for a reason other than Cause (as defined below), death or disability, and, in each case, such executive signs and does not revoke a standard release of claims with the Company, then such executive will receive the following severance from the Company:

(i)     Cash Severance Payment.    In the case of Mr. Mercer, a lump sum cash payment equal to 150% of his annual base salary and target bonus, and in the case of Mr. Dizon, a lump sum cash payment equal to 100% of his annual base salary and target bonus.

(ii)    Vesting Acceleration.    Accelerated vesting as to 100% of the then unvested portion of such executive’s outstanding Company equity awards, assuming, with respect to Company equity awards subject to performance criteria, the performance criteria had been achieved at target levels.

(iii)   Continued Employee Benefits.    Reimbursement from the Company for a period of up to twelve months for the premiums payable for himself and/or his eligible dependents for coverage under the Company’s benefit plans.

Definitions of “Cause”, “Good Reason”, and “Change in Control”

For the purposes of the Change in Control Severance Agreements, the following definitions generally apply.

“Cause” means: (i) an act of dishonesty made by an executive in connection with such executive’s responsibilities as an employee; (ii) such executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by such executive that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business; (iii) such executive’s gross misconduct; (iv) such executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom such executive owes an obligation of nondisclosure as a result of such executive’s relationship with the Company; or (v) such executive’s willful breach of any obligations under any written agreement or covenant with the Company.

“Good Reason” means the occurrence of one or more of the following events effected without an executive’s prior consent, provided that such executive terminates employment with the Company within ninety (90) days following the expiration of the Company’s Cure Period: (i) the assignment to such executive of any duties or the reduction of such executive’s duties, either of which results in a material diminution in such executive’s position or responsibilities with the Company; provided that, it being understood that the continuance of such executive’s duties and responsibilities at the subsidiary or divisional level following a Change in Control, rather than at the parent, combined or surviving company level following such Change in Control shall not be deemed Good Reason within the meaning of this clause (i); (ii) a reduction by the Company in the base salary of such executive by fifteen percent (15%) or more, unless similar such reductions occur concurrently with and apply to the Company’s senior management; (iii) a material change in the geographic location at which such executive must perform services (for purposes of this Agreement, the relocation of such executive to a facility or a location less than twenty-five (25) miles from such executive’s then-present location shall not be considered a material change in geographic location); (iv) a material reduction of facilities, perquisites or in the kind or level of employee benefits to which such executive is entitled, unless similar such reductions occur concurrently and apply to the Company’s senior management; or (v) any material breach by the Company of any material provision of the Change in Control Severance Agreement. Such executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days (“Cure Period”) following the date of such notice.

“Change in Control” means the occurrence of any of the following events: (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or (ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or (iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the

Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of any doubt, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Department Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting effects in administering the executive compensation program and aims to maintain compensation expenses for our most senior executive team within reasonable levels based on relevant factors such as the Company’s operations and financials and the prevailing market practices.

Prior to 2018, Section 162(m) generally limited the federal tax deductibility of compensation paid to our Chief Executive Officer and certain other executive officers of the Company to $1 million annually unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m). As a result of the TCJA, the “performance-based” compensation exception under Section 162(m) was eliminated and the “covered employees” to whom Section 162(m) would apply was expanded. Accordingly, for fiscal year 2025, we generally are not able to take a deduction for any compensation paid to our named executive officers in excess of $1 million unless the compensation qualifies for the limited transition relief applicable to certain arrangements in place on November 2, 2017. The Company cannot guarantee that any compensation payable to our named executive officers will qualify for the transition relief or that the compensation will be deductible, and the Company also may from time to time provide compensation to our named executive officers that may not be deductible to the extent that the aggregate amount exceeds $1 million. However, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

We account for equity-based awards in accordance with ASC Topic 718.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“Compensation Actually Paid”) to our Principal Executive Officer(s) (the “PEO”) and the other named executive officers (the “Non-PEO NEOs”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

The following tables set forth pay versus performance information:

Year	Summary Compensation Table Total for PEO-1 ($)(1)(2)	Compensation Actually Paid to PEO-1 ($)(1)(3)	Summary Compensation Table Total for PEO-2 ($)(1)(2)	Compensation Actually Paid to PEO-2 ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(3)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return (TSR) ($)(4)	Net Income (Loss) ($)(5)
2025	901,900	785,638	—	—	403,416	417,340	58.21	(4,437,000)
2024	564,938	530,459	795,842	1,967,685	699,059	832,659	83.08	(8,910,538)
2023	397,195	406,197	—	—	437,454	648,377	139.80	(9,570,000)

____________

(1)      NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Patrick Mercer	Fuad Ahmad (former), Romeo Dizon and Bassem BouHabib
2024	David I. Bruce (former) (“PEO-1”) and Patrick Mercer (current) (“PEO-2”)	Fuad Ahmad and Bassem BouHabib
2023	David I. Bruce	Patrick Mercer and Fuad Ahmad

(2)      2025 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs reflect the following adjustments from total compensation reported in the Summary Compensation Table (“SCT”):

	PEO ($)	Average Non-PEO NEOs ($)
Total Reported in 2025 SCT	901,900	403,416
Less, value of equity awards reported in SCT	—	—
Plus, year-end value of equity awards granted in fiscal year that are unvested and outstanding at fiscal year-end	118,090	83,385
Plus, change in fair value of equity awards granted in a prior year that are outstanding and unvested at fiscal year-end	(275,460)	(62,845)
Plus, fair value of equity awards granted in fiscal year and that vested in fiscal year	—	—
Plus, change in fair value of equity awards granted in a prior year that vested in fiscal year	41,108	(6,616)
Less, fair value as of immediately prior year-end of equity awards granted in a prior year that failed to vest in fiscal year	—	—
Total adjustments	(116,262)	13,924
Compensation Actually Paid for fiscal year 2025	785,638	417,340

2024 Compensation Actually Paid to our PEOs and the average Compensation Actually Paid to our Non-PEO NEOs reflect the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO-1 ($)	PEO-2 ($)	Average Non-PEO NEOs ($)
Total Reported in 2024 SCT	564,938	795,842	699,059
Less, value of equity awards reported in SCT	—	—	—
Plus, year-end value of equity awards granted in fiscal year that are unvested and outstanding at fiscal year-end	—	534,400	66,800
Plus, change in fair value of equity awards granted in a prior year that are outstanding and unvested at fiscal year-end	—	596,789	66,800
Plus, fair value of equity awards granted in fiscal year and that vested in fiscal year	—	—	—
Plus, change in fair value of equity awards granted in a prior year that vested in fiscal year	(34,479)	40,654	—
Less, fair value as of immediately prior year-end of equity awards granted in a prior year that failed to vest in fiscal year	—	—	—
Total adjustments	(34,479)	1,171,843	133,600
Compensation Actually Paid for fiscal year 2024	530,459	1,967,685	832,659

2023 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs reflect the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO NEOs ($)
Total Reported in 2023 SCT	397,195	437,454
Less, value of equity awards reported in SCT	—	76,073
Plus, year-end value of equity awards granted in fiscal year that are unvested and outstanding at fiscal year-end	—	107,059
Plus, change in fair value of equity awards granted in a prior year that are outstanding and unvested at fiscal year-end	69,910	19,273
Plus, fair value of equity awards granted in fiscal year and that vested in fiscal year	—	—
Plus, change in fair value of equity awards granted in a prior year that vested in fiscal year	(60,908)	8,519
Less, fair value as of immediately prior year-end of equity awards granted in a prior year that failed to vest in fiscal year	—	—
Total adjustments	9,002	210,923
Compensation Actually Paid for fiscal year 2023	406,197	648,377

(3)      Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (a) for RSU awards, the closing price of a share of our Common Stock on applicable year-end date(s) or, in the case of vesting dates, the closing price of a share of our Common Stock on the applicable vesting date (or if there was no closing price on such day, the last trading day immediately prior to the applicable vesting date), and (b) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing price of a share of our Common Stock on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in-the-money options, an expected life equal to the original ratio of expected life relative to the seven year contractual life multiplied by the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(4)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of each period indicated, of $100 invested in the Common Stock of IRIDEX on December 30, 2022, the last trading day in fiscal year 2022.

(5)      The dollar amounts reported are the Company’s net income/loss reflected in the Company’s audited financial statements.

Relationship Between Compensation Actually Paid and TSR

The following graph shows the relationship between (i) the Compensation Actually Paid to each of our PEOs, which were David Bruce (“PEO-1” in fiscal years 2023 and 2024) and Patrick Mercer (“PEO-2” in fiscal year 2024 and “PEO-1” in fiscal year 2025), (ii) the average Compensation Actually Paid to our Non-PEO NEOs, and (iii) the Company’s TSR over the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Income/Loss

The following graph shows the relationship between (i) the Compensation Actually Paid to each of our PEOs, as applicable, (ii) the average Compensation Actually Paid to our Non-PEO NEOs, and (iii) the Company’s Net Loss, during the three most recently completed fiscal years.

Director Compensation

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2025. Subsequent to his appointment to the Board, Mr. Mercer did not receive additional compensation for his service as a member of our Board. Because Messrs. Chen and Moore were added to the Board in 2025, each director was issued stock options to purchase 15,000 shares of Common Stock, which is our standard equity award for our new non-employee directors. Additional information is discussed below in the section titled “Equity Compensation.”

Director Compensation for 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	Total ($)
Nick Chen	$31,875	—	$42,160	$74,035
Beverly A. Huss	$54,500	—	$32,860	$87,360
Robert Grove, Ph.D.(2)	$25,750	—	—	$25,750
Kenneth E. Ludlum(2)	$34,125	—	—	$34,125
Scott Shuda	$80,875	—	$32,860	$113,735
William Moore	$44,250	—	$42,160	$86,410

____________

(1)      Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 12 to our financial statements included in our Annual Report on Form 10-K, filed as of April 2, 2026 for the fiscal year ended January 3, 2026, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      Includes a prorated salary in fiscal year 2025 for Dr. Grove and Mr. Ludlum, prior to their resignations from the Board and its committees in April 2025.

(3)      As of January 3, 2026, the aggregate number of shares underlying options and RSUs outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options (#)	Number of Securities Underlying Unvested Stock Awards (#)
Nick Chen	68,000	—
Beverly A. Huss	68,000	—
Scott Shuda	68,000	—
William Moore	68,000	—

Cash Compensation

Pursuant to our non-employee director cash compensation policy that was approved in June 2022, non-employee members of our Board received an annual retainer of $35,000. In addition, the chairperson of the Audit Committee received an annual retainer of $15,000, the chairperson of the Nominating and Governance Committee received an annual retainer of $9,500, the chairperson of the Compensation Committee received an annual retainer of $10,000, the chairperson of the Strategy and Budget Committee received no annual retainer, and the chairperson of the Board received an annual retainer of $35,000. Each member (other than the chairperson) of the Audit Committee received an additional annual retainer of $7,500, each member (other than the chairperson) of the Nominating and Governance Committee received an additional annual retainer of $4,000, each member (other than the chairperson) of the Compensation Committee received an additional annual retainer of $5,000, and no member of the Strategy and

Budget Committee received an additional annual retainer. These annual retainers are paid in quarterly installments in arrears. We reimburse members of the Board and its committees for reasonable out-of-pocket expenses incurred by them in attending their meetings.

Equity Compensation

Pursuant to our non-employee director equity compensation policy, historically, on the date of each annual meeting of stockholders each non-employee director automatically received an RSU grant equal to $75,000 worth of Common Stock (determined based upon the fair market value of the shares at the time such RSU award was granted) under our 2008 EIP. Each such RSU grant vests in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting of stockholders, subject to the non-employee director’s continued service as a Board member through the vesting date. Newly appointed directors have historically been granted a stock option to purchase 15,000 shares of Common Stock. In 2025, our newly appointed directors were each granted a stock option to purchase 15,000 shares of Common Stock and the Board received a stock option equal to $75,000 worth of common stock under our 2008 EIP. In 2026, each of our non-employee directors will receive either a stock option or RSU equal to $75,000 worth of Common Stock under our 2008 EIP (determined upon the fair market value of the shares at the time such award is granted) under our 2008 EIP. Each such equity grant vests in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting of stockholders, subject to the non-employee director’s continued service as a board member through the vesting date.

Information on Compensation Risk Assessment

Management periodically reviews our incentive compensation programs at all levels within the organization and reports to the Compensation Committee with respect to its findings. Employee cash bonuses are based on company-wide and individual performance, and management discretion (with respect to our non-executive employees), and our Compensation Committee and the Board have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications, and the market for particular types of talent, and any additional grants are based on employee performance and retention requirements. Equity awards have long-term vesting requirements to ensure that recipients’ focus is on our long-term success.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During 2025, we did not grant options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material non-public information, and ending one business day after the filing or furnishing of such report with the SEC.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 3, 2026. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders(1)	2,456,534	(2)	2.08	(3)	1,117,142	(4)

____________

(1)      Includes the 2008 EIP.

(2)      Includes 565,630 shares subject to RSUs that were outstanding as of January 3, 2026, that were issued under the 2008 EIP.

(3)      RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)      Shares subject to awards of restricted stock, RSUs, performance shares or performance units issued under the 2008 EIP and that are granted with a per share or unit purchase price less than 100% of the fair market value on the date of grant count against the maximum aggregate number of shares that may be issued pursuant to awards as 1.5 shares for every one share subject to such an award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of April 1, 2026, by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein and (iv) all of the Company’s directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Beneficial Ownership as of April 1, 2026
	Number of Shares (#)(2)	Percent of Total (%)(2)
5% Stockholders
Novel Inspiration International Co., Ltd(3)	5,439,432	24.3
Topcon America Corporation(4)	1,618,122	9.3
Stanley Manne Trust(5)	1,072,215	6.2
Paragon Associates & Paragon Associates II Joint Venture(6)	963,250	5.5
Individuals and entities related with Brent Alexander Roland(7)	881,998	5.1
Directors
Patrick Mercer(8)	497,676	2.8
Beverly A. Huss(9)	107,639	*
Scott Shuda(10)	144,523	*
William Moore(11)	405,438	2.3
Nick Chen(12)	3,438	*
Named Executive Officers
Patrick Mercer	497,676	2.8
Romeo Dizon(13)	113,958	*
Bassem BouHabib(14)	269,135	1.5
Fuad Ahmad(15)	—	*
All current directors and executive officers as a group (7 persons, excluding Mr. Ahmad)(16)	1,541,807	8.6

____________

*        Represents less than 1% of the total.

(1)      Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

(2)      The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 1, 2026, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 17,395,350 shares of Common Stock outstanding on April 1, 2026.

(3)      Includes shares of Common Stock and shares of Series B Preferred Stock held directly by Novel Inspiration International Co., Ltd. (“Novel”), and shares of Series B Preferred Stock issuable upon conversion of the convertible promissory note issued to Novel on March 19, 2025. David Lin is the sole shareholder of Novel. Each of Novel and David Lin may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Novel. Novel is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(4)      Includes shares of Common Stock held directly by Topcon America Corporation. Topcon Corporation is the sole shareholder of Topcon America Corporation. Each of Topcon America Corporation and Topcon Corporation may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Topcon America Corporation. Topcon America Corporation is located at 111 Bauer Drive, Oakland, New Jersey 07436. This information was obtained from a Form 13D filed with the SEC on March 23, 2021.

(5)      Stanley Manne Trust is located at 3737 North East 214th Street, Aventura, Florida 33180. This information was obtained from a Schedule 13G/A filed with the SEC on February 14, 2018.

(6)      Represents 963,250 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”). Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to direct the vote and disposition of 963,250 shares of Common Stock held by Paragon JV. Paragon JV is located at 500 Crescent Court, Suite 260, Dallas, Texas 75201. This information was obtained from a Schedule 13D filed with the SEC on November 23, 2022.

(7)      Includes shares owned by: Roland Family Support Trust; Brent Alexander Roland; Leigh Ann Roland; and Glenn Cuthbert Roland (“Individuals and entities related with Brent Alexander Roland”). Individuals and entities affiliated with Brent Alexander Roland are located at 7605 N Shadow Mountain Road, Paradise Valley, AZ 85253. This information was obtained from a Schedule 13D filed with the SEC on September 20, 2022.

(8)      Consists of (i) 145,293 shares of Common Stock held by Mr. Mercer, (ii) 312,387 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026 and (iii) 39,996 shares of Common Stock subject to restricted stock units that will vest within 60 days of April 1, 2026.

(9)      Consists of (i) 92,639 shares of Common Stock held by Ms. Huss and (ii) 15,000 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026.

(10)    Consists of (i) 129,523 shares of Common Stock held by Mr. Shuda and (ii) 15,000 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026.

(11)    Mr. Moore beneficially owns (i) 402,000 shares of the Company, including 69,300 shares owned by Patricia Moore and 81,150 owned by the William M. Moore Trust, William M. Moore, Trustee Under Agreement Dated 08/16/2016 & Patricia A. Moore Trust, Patricia A. Moore, Trustee Under Agreement Dated 08/17/2016 Tenants in Common, and (ii) 3,438 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026.

(12)    Consists of 3,438 shares of Common Stock held by Mr. Chen subject to options exercisable within 60 days of April 1, 2026.

(13)    Consists of (i) 98,500 shares of Common Stock held by Mr. Dizon, (ii) 15,458 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026.

(14)    Consists of (i) 111,482 shares of Common Stock held by Mr. BouHabib and (ii) 157,653 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026.

(15)    Mr. Ahmad beneficially owns no shares in the Company and holds no rights to acquire stock within 60 days of April 1, 2026.

(16)    Includes (i) 979,437 shares of Common Stock held by all current directors and executive officers as a group, (ii) 522,374 shares of Common Stock subject to options exercisable within 60 days of April 1, 2026 and (iii) 39,996 shares of Common Stock subject to restricted stock units that will vest within 60 days of April 1, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements with our directors and executive officers discussed above in the section titled “Executive Compensation” and except as described below, there were no transactions in the last two fiscal years or currently proposed transactions in which we have been a participant and:

•        the amounts involved exceed the lesser of $120,000 or one percent of the average of our total assets at year end of the last two completed fiscal years; and

•        any of our directors, nominees for director, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by any such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Transaction with Novel Inspiration International Co., Ltd.

On March 18, 2025, we filed a Certificate of Designation, Preferences and Rights of Series B Preferred Stock authorizing us to issue up to 1,000,000 shares of authorized undesignated preferred stock as shares of Series B Preferred stock, par value $0.01 per share (the “Series B Preferred Stock”). Following stockholder approval at the 2025 annual stockholders’ meeting, we filed an amendment and restatement to our Amended and Restated Certificate of Incorporation, dated June 11, 2025, which sets forth the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Preferred Stock.

On March 19, 2025, we entered into a Securities Purchase Agreement and a Note Purchase Agreement with Novel. Pursuant to the Securities Purchase Agreement and the Note Purchase Agreement, we issued 600,000 shares of our Series B Preferred Stock at $10.00 per share, initially convertible into 3,000,000 shares of our common stock, par value $0.01 per share (the “Common Stock”) and an initial convertible promissory note in an aggregate principal amount of $4,000,000 (the “Initial Novel Note” and together with the Novel Growth Notes (as defined below), the “Novel Notes”). The Novel Initial Note is convertible into 400,000 shares of the Company’s Series B Preferred Stock.

Concurrently with the purchase of the shares of Series B Preferred Stock and the Initial Novel Note, we also entered into an Investor Rights Agreement, dated March 19, 2025 with Novel, pursuant to which we agreed to, among other matters, grant Novel certain rights, including: (i) registration rights and indemnification obligations related thereto; (ii) subject to certain restrictions (including satisfying certain beneficial ownership thresholds), the right to appoint and maintain two individuals to our Board, which was effective as of March 19, 2025; and (iii) the right to approve certain corporate actions. On May 20, 2025, we entered into Amendment No. 1 to the Investor Rights Agreement, pursuant to which we agreed that we shall not, without the unanimous consent of the board of directors, consummate any sale, lease or other disposition of a substantial portion, but less than substantially all, of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

The Initial Novel Note has a 36-month term and will bear interest at a rate of 12% per annum. Interest on the Initial Novel Note will be payable quarterly on the first business day of each calendar quarter, beginning on July 1, 2025, in a number of shares of the Common Stock equal to (i) the accrued and unpaid interest due on the applicable interest payment date divided by (ii) the greater of (a) the average closing price of the Common Stock for each trading day after March 19, 2025 in the calendar quarter immediately preceding such interest payment date and (b) a price floor of $0.21. The Initial Novel Note is convertible at Novel’s option into shares of the Series B Preferred Stock at an initial conversion price of $10.00, subject to adjustments set forth in the Initial Novel Note. As of April 1, 2026, we have issued 439,432 shares of our Common Stock pursuant to our quarterly interest payments on the Initial Note.

In addition to the Initial Novel Note, Novel has the right to purchase additional convertible promissory notes (the “Growth Notes”) in an aggregate principal amount of up to $10,000,000. The Growth Notes are issuable in three installments, with one-third of the aggregate principal amount issuable on each of the first, second and third anniversaries of March 19, 2025 and ending 90 days following such anniversary, subject to the terms and conditions in the Note Purchase Agreement. As of the date of this Proxy Statement, we have not issued any Growth Notes to Novel.

Pursuant to the Investor Rights Agreement, our Board appointed William Moore and Nick Chen as members of our Board, effective as of March 19, 2025, each with an initial term expiring at the 2025 Annual Meeting. At the 2025 Annual Meeting, the Company’s stockholders elected Messrs. Moore and Chen to our Board to serve for a one-year term.

Policies and Procedures for Related Party Transactions

Our written policies and procedures adopted by the Board provide that, if any of our directors, officers or employees has a significant direct or indirect financial interest in a transaction between us and a third party, subject to specified exceptions and other than those that involve compensation, such interest must be disclosed to and approved by the Company. Our Audit Committee has the principal responsibility for reviewing and approving in advance any proposed related party transactions pursuant to these policies and procedures.

OTHER MATTERS

Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 3, 2026, all Section 16(a) filing requirements were satisfied on a timely basis, with the exceptions of late Form 4 report(s) that: (i) Patrick Mercer filed with the SEC on May 27, 2025 and July 15, 2025, to report the withholding of shares on May 22, 2025 and June 30, 2025, respectively, to satisfy income tax and withholding obligations in connection with the RSUs granted on May 22, 2024 and October 27, 2024, respectively, and on June 24, 2025 to report an amendment to the Form 4 filed on June 17, 2025 in connection with the grant of RSUs and Options on June 13, 2025; (ii) Romeo Dizon filed with the SEC on June 24, 2025, to report an amendment to the Form 4 filed on June 17, 2025 in connection with the stock option granted on June 13, 2025; (iii) William Moore filed with the SEC on June 24, 2025 in connection with stock option grants on June 13, 2025; (iv) Nick Chen filed with the SEC on June 24, 2025 in connection with stock option grants on June 13, 2025; (v) Beverly A. Huss filed with the SEC on June 24, 2025, to report an amendment to the Form 4 filed on June 17, 2025 in connection with the stock option grant on June 13, 2025; (vi) Scott Shuda filed with the SEC on June 24, 2025, to report an amendment to the Form 4 filed on June 17, 2025 in connection with the stock option grant on June 13, 2025; and (vii) Novel Inspiration and Shih-Yao David Lin, as joint filers, filed with the SEC on January 8, 2026 to report shares of common stock issued on July 1, 2025 and October 1, 2025 as quarterly interest payments on the Initial Novel Note.

The Board does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the designated proxies to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 24, 2026

You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted electronically must be received by June 11, 2026 at 11:59 p.m., Eastern Time. Online Go to www.envisionreports.com/IRIX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IRIX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals - The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors: 01 - Nick Chen 02 - Beverly A. Huss 03 - Patrick Mercer 04 - William Moore 05 - Scott Shuda For Withhold 2. To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2026 ending January 2, 2027. For Against Abstain 3. To conduct an advisory vote to approve the compensation of the Company’s named executive officers. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 04A36C

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of IRIDEX Corporation Stockholders Friday, June 12, 2026, 8:00 a.m. Pacific Time At the principal executive offices of IRIDEX Corporation located at 1212 Terra Bella Avenue, Mountain View, CA 94043 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/IRIX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IRIX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — IRIDEX Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2026 ANNUAL MEETING OF STOCKHOLDERS — June 12, 2026 The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or around May 1, 2026, and hereby appoints Patrick Mercer and Scott Shuda, each of them, proxy and attorney-in-fact, with full power of substitution and re-substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2026 Annual Meeting of Stockholders of IRIDEX to be held on June 12, 2026, at 8:00 a.m., Pacific Time, at the principal offices of IRIDEX located at 1212 Terra Bella Avenue, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock or Preferred Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of each of the director nominees listed, FOR the ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2026 ending January 2, 2027, FOR an advisory vote to approve the compensation of the Company’s named executive officers, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below.